Exhibit 16.1

July 8, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by SAExploration Holdings, Inc. (formerly known as Trio Merger Corp.) under Item 4.01 of Amendment No. 1 to its Form 8-K dated June 24, 2013. We agree with the statements concerning our Firm in such Amendment No. 1 to Form 8-K; we are not in a position to agree or disagree with other statements of SAExploration Holdings, Inc. (formerly known as Trio Merger Corp.) contained therein.

Very truly yours,

/s/Marcum LLP

Marcum LLP